Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:

[   ] Preliminary proxy statement
[X] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

						The Italy Fund Inc.


		(Name of Registrant as Specified in its Charter)
Smith Barney Mutual Funds Management Inc. Name of Person Filing Proxy Statement Payment of Filing Fee (Check appropriate box):


[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
[   ] Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.

(1) Title of each class of securities to which the
transaction applies:
			COMMOM
	(2) Aggregate number of securities to which transactions applies:
			9,503,089
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
(4) Proposed maximum aggregate value of transaction:
[   ] Check box if any part of the fee is offset as
provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1) Amount previously paid:
(2) Form, schedule or registration statement no.:
	(3) Filing party:
SMITH BARNEY MUTUAL FUNDS MANAGEMENT INC.
	(4) Date filed:
			NOVEMBER 17, 1995

                          THE ITALY FUND INC.
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013


--------------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 15, 1995


--------------------------------------------------------------------------------

To the Shareholders of THE ITALY FUND INC.:

     Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of The Italy Fund Inc. (the "Fund"), will be held at 388 Greenwich Street, New York, New York, 22nd Floor, on December 15, 1995 at 10:00 a.m. for the following purposes:

     1. To consider and vote upon a proposal to approve a management agreement between the Fund and Smith Barney Mutual Funds Management Inc.

     2. To transact such other business as may be properly come before the Meeting or any adjournments thereof.

     All Shareholders are invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, please complete, sign and date the enclosed Proxy and return it promptly in the enclosed envelope so that a quorum will be present and a maximum number of shares may be voted. If you are present at the Meeting, you may change your vote, if desired, at that time.

     Shareholders of record at the close of business on November 1, 1995 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                             By Order of the Board of Directors,




                                             Christina T. Sydor
                                             Secretary

     November 7, 1995

     PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE PAID ENVELOPE IS ENCLOSED FOR YOUR
CONVENIENCE.

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

     The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

     3. All Other Accounts: The capacity of the individual signing the proxy should be indicated unless it is reflected in the form of registration. For example:


REGISTRATION                                            VALID SIGNATURE
------------                                        ------------------------

CORPORATE ACCOUNTS
  (1)  ABC Corp. ................................   ABC Corp.
  (2)  ABC Corp. ................................   John Doe, Treasurer
  (3)  ABC Corp.
         c/o John Doe, Treasurer ................   John Doe
  (4)  ABC Corp. Profit Sharing Plan ............   John Doe, Trustee

TRUST ACCOUNTS
  (1)  ABC Trust ................................   Jane B. Doe, Trustee
  (2)  Jane B. Doe, Trustee
         u/t/d 12/28/78 .........................   Jane B. Doe

CUSTODIAN OR ESTATE ACCOUNTS
  (1)  John B. Smith, Cust.
         f/b/o John B. Smith, Jr. UGMA ..........   John B. Smith
  (2)  Estate of John B. Smith ..................   John B. Smith, Jr., Executor

                               THE ITALY FUND INC.
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013

                         SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 15, 1995

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Italy Fund Inc. (the "Fund") of proxies to be voted at the Special Meeting of Shareholders of the Fund to be held on December 15, 1995, at the offices of the Fund, 388 Greenwich Street, 22nd Floor, New York, New York at 10:00 a.m. and at any adjournments thereof (the "Meeting"), for the purpose set forth in the accompanying Notice of Special Meeting of Shareholders. This Proxy Statement was first mailed to Shareholders on or about November 8, 1995.

     The Fund will furnish, without charge, a copy of the Fund's most recent Annual and Semi-Annual Report to Shareholders on request. Written request should be directed to the Fund at 388 Greenwich Street, 22nd floor, New York, New York 10013. Requests by telephone can be made at 1-800-331-1710.


     The cost of soliciting proxies will be borne by Smith Barney Inc. Proxy solicitations will mainly be made by mail. In addition, solicitations may also be made by certain officers, directors and employees of: the Fund; Lehman Brothers Global Asset Management Ltd. ("Global Management"), the Fund's investment adviser; Smith Barney Mutual Funds Management Inc. ("Funds Management"), the Fund's administrator; and The Shareholder Services Group, Inc., a subsidiary of First Data Corporation ("TSSG"), the Fund's transfer agent.


     All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by proxies will be voted "FOR" the proposal. Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of the Fund at the Fund's address. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. For this reason, abstentions and broker non-votes will have the effect of counting against the proposal to which they relate.

     The Board knows of no business other than that specifically mentioned in the Notice of Meeting which will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment.

     The Board of Directors of the Fund has fixed the close of business on November 1, 1995 as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment thereof. Shareholders of the Fund on that date will be entitled to one vote on each matter for each share held and a fractional vote with respect to fractional shares with no cumulative voting rights. At the close of business on November 1, 1995, the Fund had outstanding 9,503,089 shares of common stock, par value $.01 per share ("Shares"), the only authorized class of stock.


     As of November, 1995, the United Nations Joint Staff Pension Fund, United Nations, New York, New York 10017, owned beneficially 1,425,000 or 15.36% of the Shares. Information as to beneficial ownership is based on reports filed with the Securities and Exchange Commission (the "SEC") by such holder.

     As of November 1, 1995, Cede & Co., a nominee partnership of Depository Trust Company held 9,273,101 Shares, or 95.7% of the Shares, including the Shares beneficially owned by the United Nations Joint Staff Pension Fund, which are held by Boston Safe Deposit and Trust Company. Of the Shares included in the Shares held by Cede & Co., Nomura International Trust Company, c/o ADP, 51 Mercedes Way, Edgewood, New York 11717, held 611,100 or 6.59% of the Shares, Brown Brothers Harriman & Co., located at 63 Wall St., New York, New York 10005, held 756,606 or 8.15% of the Shares, Charles Schwab & Co., located c/o ADP Proxy Services, 51 Mercedes, Edgewood, New York 11717, held 671,811 or 7.24% of the Shares, Chemical Bank/MHT, located at 270 Park Avenue, New York, New York 10017, held 616,113 or 6.64% of the Shares and Merrill Lynch, Pierce Fenner and Smith Safekeeping, located c/o Depository Trust Company, 7 Hanover Square, New York, New York 10004 held 543,433 or 5.86% of the Shares.

     As of November 1, 1995, the Fund's officers and directors beneficially owned less than 1% of the outstanding Shares of the Fund (as specified below) and none of the outstanding securities of Funds Management or Global Management or any of each of their respective parent or subsidiary companies. Further, since the beginning of the most recently completed fiscal year of the Fund, no director has purchased or sold any securities issued by Global Management or any securities of its parent or subsidiary companies.

                                                 AMOUNT AND TYPE      PERCENT OF
NAME OF BENEFICIAL OWNER                          OF OWNERSHIP          SHARES
-----------------------                          ---------------      ----------
Paolo Cucchi, Director                                  500                *
Dr. Paul Hardin, Director                           510,044                *
Heath B. McLendon, Director                           8,209                *
Alessandro C. di Montezemolo, Director                   --               --
George M. Pavia, Director                                --               --
Mario d' Urso, President                                 --               --
Erich Stock, Vice President and                          --               --
  Investment Officer
Lewis E. Daidone, Senior Vice President                  --               --
  and Treasurer
Christina T. Sydor, Secretary                            --               --

------------
  * Less than 1%

     In the event that sufficient votes in favor of the proposal set forth in the Notice of Meeting and this Proxy Statement are not received by the time scheduled for the Meeting, the persons named as proxies may move for one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any such proposal. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposals that are subject to the Meeting, the percentage of votes actually cast, the percentage of negative votes cast, the nature of any further solicitation and the information to be provided to shareholders with respect to reasons for the solicitations. Any adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy. A shareholder vote may be taken on a proposal prior to any adjournment if sufficient votes have been received for approval of that proposal. Under the Fund's By-laws, a quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding Shares of the Fund entitled to vote at the Meeting.

PROPOSAL 1:  TO APPROVE A MANAGEMENT AGREEMENT BETWEEN SMITH BARNEY MUTUAL FUNDS
             MANAGEMENT INC. AND THE FUND

     For the reasons discussed below, this Meeting has been called for the purpose of considering a new management agreement between the Fund and Funds Management (the "New Agreement") embodying substantially the same terms as the existing investment advisory agreement with Global Management. It is proposed that, in light of the commonality of parties and for ease of administration, the New Agreement include the services of Funds Management both as investment adviser and as administrator.


BACKGROUND

     While the Fund has been managed by Global Management (and its predecessor firms) since its inception in 1986, certain changes have occurred involving the reporting relationship of Global Management and there may be additional changes in the near future with respect to its ultimate ownership. Recognizing this issue, Global Management, Funds Management, which has served as the Fund's administrator since May, 1994, and Lehman Brothers Holdings Inc. ("Lehman"), the ultimate parent corporation of Global Management, have entered into an agreement under which Funds Management would acquire Global Management's business associated with the Fund (the "Purchase Agreement"). Under the Purchase Agreement, Global Management would receive aggregate compensation of $500,000. The completion of the transaction contemplated by the Purchase Agreement is contingent upon, among other things, the approval of the Fund's Board of Directors and its shareholders of a new management agreement between the Fund and Funds Management. Importantly, the Purchase Agreement also provides Fund's Management the opportunity to negotiate an employment agreement with Mr. Erich Stock, the Fund's current portfolio manager. Mr. Stock has managed the Fund's portfolio since January, 1989. Mr. Stock has indicated his intention to accept an offer of employment with Funds Management upon the completion of the transaction.



DESCRIPTION OF CURRENT AGREEMENT AND THE NEW AGREEMENT

     Global Management currently serves as the Fund's investment adviser pursuant to an investment advisory agreement dated February 26, 1986 (the "Current Agreement") which was approved by shareholders on August 11, 1987 in connection with the first annual meeting of shareholders. The Current Agreement was last approved by the Board of Directors on November 16, 1994 in conjunction with its regular annual review of advisory arrangements. Under the Current Agreement, Global Management receives a fee, which is calculated daily and paid monthly, at an annual rate of 0.75% of the Fund's average daily net assets. Funds Management, pursuant to an administration agreement dated May 20, 1994 (the "Administration Agreement"), receives a fee, calculated daily and paid monthly, at an annual rate of 0.20% of the Fund's daily net assets. Under the New Agreement, Funds Management, as both investment adviser and administrator, would receive a fee at the annual rate of 0.95% of the Fund's daily net assets.

     Except for the change in investment adviser and the differing effective and termination dates, the terms of the New Agreement and the Current Agreement relating to portfolio management are identical in all material respects. Because the New Agreement incorporates the terms governing the administration responsibilities of Funds Management, there are some minor differences between the Current Agreement and the New Agreement. However, these differences would not affect the fundamental responsibilities of Funds Management as investment adviser to the Fund. Funds Management's obligations as investment adviser would be unchanged under the New Agreement as compared to Global Management's obligations under the Current Agreement.

     Both the Current Agreement and the New Agreement provide that the investment adviser, in return for its fees, will (1) provide a program of continuous investment management for the Fund in accordance with the Fund' s investment objective, policies and limitations, (2) make investment decisions for the Fund, and (3) place orders to purchase and sell securities for the Fund subject to the supervision of the Fund and its Directors. The Current Agreement and the New Agreement provide that the investment adviser will provide adequate office space, facilities and personnel to perform its advisory services for the Fund.

     Both the Current Agreement and the New Agreement also provide that the Fund will pay all its expenses for services not provided by the investment adviser. These expenses include, among others: the fees and expenses of the Directors of the Fund who are not "interested persons" of the adviser; travel expenses of Directors, officers and employees of the Fund related to attendance at meetings of the Fund's Board of Directors or committees thereof; the cost of the Fund's legally-required fidelity bond; interest expenses; taxes, brokerage fees and commissions; fees and expenses of registering and qualifying the Fund and its shares for distribution under federal and state securities laws; expenses of preparing, printing and distributing prospectuses to existing shareholders; fees to the custodian and transfer agent; auditing and legal expenses; insurance expenses; association membership dues; and the expenses of preparing printing and distributing materials to shareholders, including annual and semi-annual reports and proxy solicitations.


PROPOSED MANAGEMENT AGREEMENT WITH FUNDS MANAGEMENT

     A copy of the form of the proposed New Agreement is set forth as Appendix A to this Proxy Statement. Under the terms of the New Agreement, Funds Management, subject to the supervision and approval of the Board, would provide the Fund with all the services rendered under the Current Agreement, as well as continuing to provide the services it presently provides under the Administration Agreement. Pursuant to the New Agreement, Funds Management would receive a management fee of 0.95% of the value of the Fund's average daily net assets, which would be equal to the total fees paid under the Current Agreement and the Administration Agreement. This management fee is higher than the rates for similar services paid by other publicly offered, closed-end management investment companies. However, Funds Management believes that such companies which invest specifically in non-U.S. equity markets typically receive a management fee similar to the management the Fund would pay under the New Agreement. Under the terms of the New Agreement, Funds Management would bear all expenses in connection with its performance.


     The New Agreement if approved would remain in effect pursuant to its terms for an initial period of two years from its date of execution and thereafter for successive one-year periods if and so long as such continuance is specifically approved annually by (a) the Fund's Board or (b) a vote of a "majority of the Fund's outstanding voting securities" (as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")), provided that in either event the continuance is also approved by a majority of the Board who are not "interested persons" (as defined in the 1940 Act) of any party to the New Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. The New Agreement would be terminable, without penalty, on 60 days' written notice, by the Board of the Fund or by a vote of holders of a majority of the Fund's shares, or upon 60 days' written notice by Funds Management. The New Agreement would terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).


INFORMATION ABOUT GLOBAL MANAGEMENT AND FUNDS MANAGEMENT

     Global Management currently serves as the Fund's investment adviser. Global Management is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Pursuant to the Current Agreement, Global Management receives a fee from the Fund paid monthly at the annual rate of 0.75% of the value of the Fund's average daily net assets. In addition, the Fund pays the travel and out-of-pocket expenses incurred by Global Management personnel to attend meetings of the Fund's Board of Directors. During the fiscal year ended January 31, 1995, the Fund paid Global Management $738,029 in advisory fees.

     Global Management is a wholly-owned subsidiary of Lehman Brothers Holdings Plc., which is in turn a wholly-owned subsidiary of Lehman Brothers U.K. Holdings Limited, which is in turn a wholly-owned subsidiary of Lehman Brothers U.K. Holdings (Delaware) Inc. which is in turn a wholly-owned subsidiary of Lehman, a public company. Prior to May 31, 1994 Global Management was an indirect subsidiary of American Express Company through American Express Company's ownership of a majority of the voting stock of Lehman. The names, positions with Global Management and principal occupation of each executive officer and director of Global Management are set forth in the following table.

NAME                    POSITION WITH GLOBAL MANAGEMENT AND PRINCIPAL OCCUPATION
-----                   --------------------------------------------------------
Peter Barbieri          Director  of Global  Management;  Senior  Vice President
                        and Chief  Financial  Officer of the Financial  Services
                        Division  and  Asset   Management   Division  of  Lehman
                        Brothers Holdings Inc.

Pauline Barrett         Director and Chief Investment Officer

Philip Howard           Director

Laura Panayotou         Company Secretary and Chief Administrative Officer

     The principal business address of Lehman Brothers Holdings Plc., Lehman Brothers U.K. Holdings Limited and Mr. Howard is One Broadgate, London, EC2M 7HA England. The principal business address of Global Management, Ms. Barrett and Ms. Panayotou is Two Broadgate, London EC2M 7HA England. The principal address of Lehman Brothers U.K. Holdings (Delaware) Inc., Lehman and Mr. Barbieri is 3 World Financial Center, 200 Vesey Street, New York, New York 10285.

     Funds Management currently serves as the Fund's administrator and oversees all aspects of the Fund's administration. Funds Management located at 388 Greenwich Street, New York, New York 10013, is a wholly-owned subsidiary of Smith Barney Holdings Inc. which is in form a wholly-owned subsidiary of the Travelers Group Inc., a public company. For administration services rendered under the Administration Agreement, the Fund pays Funds Management a monthly fee at the annual rate of 0.20% of the value of the Fund's average daily net assets. In addition, the Fund pays the travel and out-of-pocket expenses incurred by Funds Management personnel to attend meetings of the Fund's Board of Directors. For the fiscal year ended January 31, 1995, the Fund paid The Boston Company Advisors, its previous administrator, an aggregate administration fee of $196,808.

     As stated above, it is proposed that the Fund terminate both the Current Agreement with Global Management and the Administration Agreement with Funds Management, and in lieu thereof, enter into a single agreement with Funds Management. Under the New Agreement, Funds Management would provide all necessary investment advisory and administration services to the Fund for a single fee which would be equal to the fees paid under the Current Agreement and

Administration Agreement. Funds Management, through predecessor entities, has been in the investment counseling business since 1934 and is a registered investment adviser. The name, address, position with Funds Management and principal occupation of each executive officer and director of Funds Management are set forth in the following table.

                         POSITION WITH
NAME                     FUNDS MANAGEMENT            PRINCIPAL OCCUPATION
-----                    ------------------          ------------------
Jessica Bibliowicz*      Chief Executive Officer     Executive Vice President
                                                     of Smith Barney Inc.

A. George Saks*          Director                    Executive Vice President,
                                                     Secretary and Chief Legal
                                                     Officer of Smith Barney
                                                     Inc.

Bruce D. Sargent*        Director and Vice           Managing Director of
                         President                   Smith Barney Inc.
                                                     Director of Capital
                                                     Management Division
                                                     of Smith Barney Inc.

Lewis E. Daidone*+       Director                    Managing Director of
                                                     Smith Barney Inc. Chief
                                                     Financial Officer of
                                                     Smith Barney
                                                     Mutual Funds.

Heath B. McLendon*+      President                   Managing Director of
                                                     Smith Barney Inc.
                                                     Chairman of the Board of
                                                     Smith Barney Mutual Funds.

Michael J. Day*          Treasurer                   Managing Director of
                                                     Smith Barney Inc.

Christina T. Sydor*+     General Counsel and         Managing Director of
                         Secretary                   Smith Barney Inc.
                                                     Secretary of Smith
                                                     Barney Mutual Funds.
------------
  * The business address of the officers listed above is 388 Greenwich Street, New York, New York 10013.

  + Also an officer of the Fund.


EVALUATION BY THE BOARD AND REASONS FOR PROPOSAL

     Over the past year, the Board of Directors has, at its regular meetings, considered potential action regarding its investment advisory arrangements. Most recently, the Board met on October 18, 1995 by telephone conference call and on November 7, 1995, the Board of Directors of the Fund convened a meeting of the Board for the purpose of considering, among other things, the New Agreement with Funds Management. After careful deliberation, the Board of Directors of the Fund has determined to terminate the Fund's Current Agreement and to enter into the New Agreement subject to the approval of shareholders. In so doing, the Board evaluated a variety of factors.
7

     First, the Board considered the fact that at the time of the Fund's inception, Global Management (then acting as the Fund's investment adviser) had been an integral part of the asset management structure of Shearson Lehman Brothers Inc. ("Shearson Lehman") and that this relationship was fundamentally altered upon the separation of the asset management business from Shearson Lehman in July, 1993 when a substantial portion of such business and certain other assets were acquired by Smith Barney Inc. ("Smith Barney"). Prior to that time, Heath B. McLendon, the Fund's Chief Executive Officer, was in close contact with the Global Management team and, as an officer of Shearson Lehman, was able to participate actively in decisions regarding its management and investment philosophies. Currently, Shearson Lehman (now Lehman Brothers Inc.) is a completely separate company and Mr. McLendon no longer has unrestricted access to Global Management. The Board noted that this would not be the case, however, if Funds Management were appointed manager of the Fund, as Mr. McLendon is President of Funds Management which is a wholly owned subsidiary of Smith Barney Holdings Inc., the parent company of Smith Barney, of which Mr. McLendon is a managing director.

     The Board also discussed the agreement entered into between Global Management, Funds Management and Lehman under which Funds Management would, subject to various contingencies, acquire all assets related to the investment advisory services rendered by Global Management to the Fund. In addition, the Board noted the anticipated employment of Mr. Stock by Funds Management. Moreover, while not a determining factor, the Board discussed press reports of a potential sale of the balance of Global Management's business.

     The Board of Directors also reviewed various materials regarding Funds Management which described, among other matters, affiliates, senior personnel, portfolio managers, analysts, economists and others, as well as its method of operation and financial condition. As part of its analysis, the Board carefully evaluated (i) the quality of services Funds Management has provided to the Fund as administrator and would be expected to provide as its investment adviser,
(ii) the performance of the Fund since commencement of operations, (iii) the history, reputation, qualification and background of Funds Management, as well as the qualifications of its personnel and its financial condition, (iv) the investment performance record of Funds Management, and (v) other factors deemed by the Board to be relevant.

     Funds Management has advised the Board of Directors that it expects that there would be no dilution in the scope and quality of advisory and administration services provided to the Fund under the New Agreement. The Board noted that having all management functions performed by a single entity would also permit the Fund to operate more efficiently. For the reasons stated above, the Board of Directors believes that the Fund would receive investment advisory and administration services under the New Agreement equal or superior to those the Fund currently receives under the Current Agreement.

     After carefully evaluating the foregoing materials and factors, and after meeting in executive session with independent counsel, the Directors who were not "interested persons" of the Fund approved, and then the Board as a whole approved, subject to shareholder approval, the New Agreement with Funds Management substantially in the form of Appendix A to this Proxy Statement.


REQUIRED VOTE

     Approval of the New Agreement requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities" of the Fund, as used in this Proxy Statement and as defined in the 1940 Act, means the affirmative vote of the lesser of:

     (1) 67% or more of the Shares of the Fund present at the Meeting if holders of more than 50% of the outstanding Shares are present in person or by proxy at the Meeting; or (2) more than 50% of the outstanding Shares of the Fund.

     THE DIRECTORS, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, RECOMMEND THAT SHAREHOLDERS OF THE FUND VOTE "FOR" THE APPROVAL OF THE NEW AGREEMENT.


PORTFOLIO TRANSACTIONS WITH AFFILIATED BROKER-DEALERS

     To the extent consistent with applicable provisions of the 1940 Act and the rules and exemptions adopted by the SEC under the 1940 Act, the Board has determined that transactions for the Fund may be executed through Lehman and other affiliated broker-dealers if, in the judgment of the investment adviser, the use of an affiliated broker-dealer is likely to result in price and execution at least as favorable as those of other qualified broker-dealer. The Board periodically reviews the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to benefits inuring to the Fund. During the fiscal year ended January 31, 1995, the Fund incurred total brokerage commissions on portfolio transactions of $193,112, of which $9,734, or 5.04% of the aggregate, was paid to Lehman.


SHAREHOLDER PROPOSALS

     The Fund is a Maryland business corporation and holds an annual shareholder meeting generally convened in May of each year. Shareholders wishing to submit proposals for inclusion in a proxy statement for the 1996 meeting of shareholders must submit their proposals for inclusion in the proxy materials in writing to the Secretary of the Fund, 388 Greenwich Street, 22nd floor, New York, New York 10013 by November 30, 1995.


SHAREHOLDER REQUEST FOR SPECIAL MEETING

     Shareholders entitled to cast at least 25% of all votes entitled to be cast at meeting may require the calling of a meeting of shareholders for the purpose of voting on the removal of any Director of the Fund. Meetings of shareholders for any other purpose also shall be called by the Chairman of the Board, the President or the Secretary when requested in writing by shareholders entitled to cast at least 25% of all votes entitled to be cast at a meeting.

     SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

                                                                      APPENDIX A
                               THE ITALY FUND INC.

                                     FORM OF
                         INVESTMENT MANAGEMENT AGREEMENT

     AGREEMENT, made this 15th day of December 1995 between The Italy Fund Inc., a Maryland corporation (the "Fund"), and Smith Barney Mutual Funds Management Inc., a New York corporation ("Manager").

                              W I T N E S S E T H :

     WHEREAS, the Fund is a closed-end management investment company registered under the Investment Company Act of 1940, as amended, and the rules thereunder (the "1940 Act"); and

     WHEREAS, the Fund has been organized for the purpose of investing its funds and desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Manager and to have the Manager perform for it various investment management services; and the Manager is willing to furnish such advice and services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

     1. The Fund hereby appoints the Manager to act as investment manager to the Fund on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

     2. Subject to the supervision of the Board of Directors of the Fund (the "Board"), the Manager shall manage the investment of the Fund's assets and provide investment research advice and supervision of the Fund's portfolio in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's Registration Statement under the 1940 Act as it may be amended from time to time (the Fund's "Registration Statement"), and subject to the following understandings:

          (a) The Manager shall provide supervision of the Fund's investments and determine from time to time the investments or securities that will be purchased, retained, sold or loaned by the Fund, and the portion of the assets that will be invested in securities or otherwise.

          In determining the securities to be purchased or sold by the Fund, the Manager shall place orders with respect to portfolio securities either directly with the issuer or with or through underwriters or dealers. It is understood that it may be desirable for the Fund that the Manager have access to supplemental investment and market research and security and economic analysis provided by dealers who may effect portfolio transactions for the Fund. Therefore, the Manager is authorized to place orders for the purchase and sale of securities for the Fund with such dealers, subject to review by the Fund's Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such dealers may be useful to the Manager or its affiliates in connection with their services to other clients.


          (b) The Manager shall maintain such books and records with respect to the Fund's portfolio transactions and such books and records required to be maintained by the Manager pursuant to the Rules of the Securities and Exchange Commission ("SEC") under the 1940 Act and the Manager shall render to the Fund's Board such periodic and specific reports as the Board may reasonably request. The Manager agrees that all records that it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of the such records upon the Fund's request.

          (c) The Manager shall, in addition, (i) oversee all other aspects of the Fund's operations; (ii) supply the Fund with office facilities (which may be the Manager's own offices), statistical and research data, data processing services, clerical, accounting and bookkeeping services, including, but not limited to, the calculation of the net asset value of shares of the Fund, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; and (iii) prepare reports to shareholders of the Fund, tax returns and reports and filings with the SEC and state blue sky authorities, to the extent necessary.

          (d) The Manager shall use its best judgment in the performance of its duties under this Agreement.

          (e) The Manager undertakes to perform its duties and obligations under this Agreement in conformity with the Registration Statement of the Fund, with the requirements of the 1940 Act and all other applicable Federal and state laws and regulations and with the instructions and directions of the Board.


     3. The Manager will bear all of its expenses of its employees and overhead in connection with its duties under this Agreement. It will also pay all directors' fees and salaries of the Fund's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Manager.

     Except for the expenses specifically assumed by the Manager, the Fund will pay all of its expenses, including, without limitation, fees of the directors not affiliated with the Manager and board meeting expenses; fees of the Manager; interest charges; taxes; charges and expenses of the Fund's legal counsel and independent accountants, and of the transfer agent, registrar and dividend disbursing agent of the Fund; expenses of repurchasing the Fund's Shares; expenses of printing and mailing share certificates, stockholder reports, notices, proxy statements and reports to governmental offices; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; expenses connected with negotiating, effecting purchases or sales or registering privately issued portfolio securities; fees and expenses of the Fund's custodians for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating and publishing the net asset value of the Fund's shares; expenses of membership in investment company associations; expenses of fidelity bonding and other insurance premiums; expenses of stockholders' meetings; SEC and state blue sky registration fees; New York Stock Exchange listing fees; fees payable to the National Association of Securities Dealers, Inc. in connection with offerings of securities; and its other business and operating expenses.

     4. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay to the Manager a monthly fee in arrears equal to 0.95% per annum of the Fund's average daily net assets during the month.

     5. The Manager shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected.

     6. The Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     7. This Agreement shall continue in effect for a period of two years from its effective date, and if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act. This Agreement may be terminated as a whole at any time by the Fund, without the payment of any penalty, upon the vote of a majority of the Fund's Board of Directors or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager, on 60 days' written notice by either party to the other. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940
Act).

     8. Nothing in this Agreement shall limit or restrict the right of any of the Manager's directors, officers, or employees who may also be a director, officer or employee of the Fund to engage in any other business or to devote his time and attention in part to management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Manger's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. The investment management services provided by the Manager hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

     9. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (i) to the Manager at 388 Greenwich Street, New York, New York 10013, Attention: Secretary; or (ii) to the Fund at 388 Greenwich Street, New York, New York 10013, Attention: Secretary.

     10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

THE ITALY FUND INC.                        SMITH BARNEY MUTUAL
                                           FUNDS MANAGEMENT INC.

By:_______________________________         By:_______________________________

Attest: __________________________         Attest: __________________________